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                                   EXHIBIT NO. 23
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                       CONSENT OF BROCK AND COMPANY, CPA'S, P.C.
                       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS







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                                                                     EXHIBIT 23

                          CONSENT OF BROOK AND COMPANY, CPAS, P.C.
                          INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the inclusion in the registration statement on Form SB-2 of Equine Nutraceuticals, Inc. of our report, dated January 28, 2002, on the balance sheet of Equine Nutraceuticals, Inc. (a development stage enterprise) as of December 31, 2001, and the related statements of income, stockholders equity, and cash flows for the period from December 12, 2001 (inception) to December 31, 2001.


                                     /s/ BROCK AND COMPANY, CPAS, P.C.

                                     BROCK AND COMPANY, CPAS, P.C.
Boulder, Colorado
June 12, 2002